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                                                            EXHIBIT NO. 99.9(b)

                             LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 40 to the Registration Statement (File Nos. 2-60491 and 811-2794) (the "Registration Statement") of MFS Series Trust III (the "Trust"), of my opinion dated May 26, 2006, appearing in Post-Effective Amendment No. 39 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on May 31, 2006.


                                         CHRISTOPHER R. BOHANE
                                         ---------------------------------------

                                         Christopher R. Bohane
                                         Assistant Secretary and Assistant Clerk

Boston, Massachusetts
March 26, 2007